EXHIBIT 23.3



                 CONSENT INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports on the financial statements of TruVision Wireless, Inc. and on the combined financial statements of Madison Communications, Inc. and Beasley Communications, Inc. as of the dates and for the periods indicated therein, and to all other references to our firm included in or made a part of this registration statement.

                                            /s/ Arthur Andersen LP

Jackson, Mississippi,
April 14, 1997.